Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-251140), Form S-8 (No. 333-231645), Form S-8 (No. 333-221184), and Form S-8 (No. 333-206521) of USIO, Inc. of our report dated November 18, 2020, with respect to the balance sheets of Information Management Solutions, LLC as of September 30, 2020 and December 31, 2019, the related statements of income, members’ equity, and cash flows for the nine months ended September 30, 2020 and the year ended December 31, 2019, and the related notes, which report appears in the Form 8-K/A of USIO, Inc. dated March 2, 2021.  We also consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-251140), Form S-8 (No. 333-231645), Form S-8 (No. 333-221184), and Form S-8 (No. 333- 206521) of USIO, Inc. of our report dated November 3, 2020, with respect to the balance sheets of Information Management Solutions, LLC as of December 31, 2019 and 2018, the related statements of income, members’ equity, and cash flows for each of the years ended December 31, 2019 and 2018, and the related notes, which report appears in the Form 8-K/A of USIO, Inc. dated March 2, 2021.

/s/ Weaver and Tidwell, L.L.P.

Weaver and Tidwell, L.L.P.

San Antonio, Texas

March 2, 2021